Appendix I

                               MILLS VALUE ADVISER
                                  INCORPORATED
                              1108 East Main Street

                              Charles A. Mills, III
                                    President

                            MILLS VALUE ADVISER, INC.
                    INVESTMENT MANAGEMENT AGREEMENT/CONTRACT
                              AND POWER OF ATTORNEY

        This will confirm our agreement, and respective rights and obligations, as to the terms upon which Mills Value Adviser, Inc., a Virginia corporation ("ADVISER" or "MVA") will advise American Industrial Loan ("CLIENT") and manage funds of said undersigned CLIENT. These funds will be held in an investment management account at Newbridge Securities, Inc. This investment advisory account is titled American Industrial Loan Profit Sharing Plan (the "ACCOUNT").

I. Appointment and Status as Investment Manager. The CLIENT hereby appoints the ADVISER as an "Investment Manager" to manage CLIENT'S investment portfolio. In connection with this engagement, MVA will have with full power and authority for, and on behalf of, CLIENT to buy and sell (including short sales) and to trade in stocks, bonds, notes, options, warrants, rights, or any other securities - listed or unlisted, of domestic or foreign companies or governments (wherever located), foreign exchange or any kind, on margin or otherwise, with authority to convert the foregoing to, or remain in, cash or cash equivalents. The ADVISER hereby accepts said appointment and by execution of this Agreement the ADVISER represents that it is registered as an investment adviser under the Investment Advisors Act of 1940. The ADVISER also acknowledges that it is a fiduciary and assumes the duties, responsibilities and obligations of such fiduciary.

        ADVISER'S objective is to increase CLIENT'S assets over the long term by investing in "undervalued securities with market strength" and other securities deemed appropriate for the account. If the CLIENT wishes any other objective than this, or places any limitations on this objective, s/he should note it in this Agreement.

        As attorney-in-fact, MVA is authorized to execute in CLIENT'S name all written documents, perform all acts and take all measures which it deems necessary to effectuate the authority set forth in this Contract or to accomplish the purpose herein set forth; provided, however, that, except for MVA's management fee, none of CLIENT'S assets may be directed to be delivered to ADVISER for any purpose.

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II. Management Services. The ADVISER shall be responsible for the investment and reinvestment of those assets of the CLIENT designated by the CLIENT as subject to the ADVISER'S management (which assets, together with all additions, substitutions and alterations thereto are hereafter called "ASSETS"). The CLIENT
does  hereby   delegate   to  the   ADVISER  all  of  its  powers,   duties  and
responsibilities with regard to such investment and reinvestment. In deciding on a proper investment of ASSETS, the ADVISER shall consider, among others, the following factors: time, purpose of ACCOUNT, CLIENT'S financial needs such as liquidity and applicable laws.

III. Custodian. The ASSETS shall be held at Newbridge Securities, and the ADVISER is authorized to give instructions to the custodian with respect to all investment decisions regarding the ASSETS.

IV. Confidential Information. All information regarding the operations and investments of the ACCOUNT shall be regarded as confidential by the ADVISER.

V. Liabilities of the ADVISER and CLIENT. The CLIENT, acting in good faith, shall not be liable for any act or omission on part of the ADVISER in connection with the ADVISER'S discharge of its duties. The ADVISER, acting in good faith, shall not be liable for any action, omission, information or recommendation in connection with the Agreement or investment of the ASSETS, except in the case of the ADVISER'S negligence or malfeasance or violation of any applicable statute. The federal securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein in any way shall constitute waiver or limitation of rights which CLIENT may have under federal securities laws.

VI. Directions to the ADVISER. All directions by or on behalf of the CLIENT to the ADVISER shall be in writing signed by the CLIENT.

        The ADVISER shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by proper person/s, and the ADVISER shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence to the truth and accuracy for the statements therein contained.

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VII.  Account  Management   Restrictions.   The  ADVISER  may  invest,   without
restriction, in the following:

        a.     United States government securities.
        b.     Corporate debt securities.
        c.     Commercial paper.
        d.     Certificates of Deposit.
        e.     Municipal securities.
        f.     Equity Securities (Exchange-listed securities, securities
                   traded over-the-counter, foreign issuers).
        g.     Warrants.
        h.     Mutual fund shares.
        i.     Other securities upon which the CLIENT and the  ADVISER may, from time to time, agree.

VIII. Statements and Reports. The ADVISER will provide the CLIENT with quarterly investment reports showing the ASSETS, and market values for each security included in the ASSETS, and a computation of fees billed shortly after the end of each calendar quarter. The bill shall show the amount of the fee, the method of calculating the fee and the value of the ASSETS on which the bill is based. The custodian shall notify CLIENT at least quarterly of the amount of the fees paid to the ADVISER.

IX. Fee Schedule. CLIENT will pay ADVISER and ADVISER agrees to accept, as full compensation for all services rendered, a quarterly fee of .25% of the assets at the end of said quarter (1% annual fee), which will be payable after the end of each calendar quarter - with the first payment (prorated for a partial quarter beginning the date of this contract and ending at the end of this calendar quarter) due in the first month following the end of such quarter. Unless prior payment is received from the CLIENT, the CLIENT authorizes the ADVISER to appropriately bill the CLIENT'S account through the Broker (with a copy to the CLIENT) for these quarterly fees, which fees shall be paid directly to the ADVISER on the 15th day of the month following the end of the quarter.

X. Non-Exclusive Management. The CLIENT understands that the ADVISER will continue to furnish investment management and advisory services to others, and that the ADVISER shall be at all times free, in its discretion, to make recommendations to others which may be the same as or may be different from those made to the CLIENT. The CLIENT further understands that the ADVISER, its employees, or members of their families may or may not have an interest in the securities whose purchase and sale the ADVISER may from time to time recommend under this Agreement. The CLIENT agrees that the ADVISER may recommend actions with respect to

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securities of the same kind which the ADVISER, or any of its affiliates,  or any officer, director, stockholder, employee or any member of their families, or other investors may take with respect thereto.

XI. Brokerage. Unless CLIENT makes a specific recommendation, s/he hereby delegates to the ADVISER authority to designate the Broker or Brokers through whom all purchases and sales on behalf of the ACCOUNT will be made, including Anderson & Strudwick, Inc. (A&S), an affiliate of the ADVISER. As a result, if/when the ADVISER chooses to utilize the affiliated broker dealer for brokerage services, the affiliate relationship may cause a conflict of interest in negotiating brokerage commissions on CLIENT'S behalf. Regarding this potential conflict of interest, the brokerage commissions charged on all purchases and sales of securities executed by Anderson & Strudwick, Inc. on behalf of the CLIENT will be discounted no less than 50% from the standard A&S rates.

        The ADVISER will determine the rate or rates to be paid for brokerage services to the CLIENT. The CLIENT understands that rates charged by brokerage firms providing research and/or other services may at times be higher than those charged by other brokers who may offer more limited services or who may be considered to provide different quality or execution services. All purchases and sales shall be reported promptly.

XII. Potential Conflict of Interest. The CLIENT agrees that the ADVISER may refrain from rendering any advice or services concerning securities of companies for which any are/may be associated in some way with ADVISER, or affiliates of the ADVISER; are/may be officers, directors, or employees of companies of which the ADVISER or any of the ADVISER'S affiliates may act as financial adviser/consultant; or are/may be deemed to be confidential in any way by the ADVISER - unless the ADVISER determines by its sole discretion that it may waive this provision.

        Where the ADVISER places orders for the execution of portfolio transactions for the ACCOUNT, the ADVISER may allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates, as in the good faith judgement of the ADVISER, will be in the best interest of the ACCOUNT. This decision will take into consideration in the selection of brokers and dealers, not only relevant factors (such as, with limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of the ADVISER, and the value

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of an ongoing ADVISER relationship with such brokers and dealers (without having to demonstrate that such factors are of a direct benefit to the Account.)

XIII. Cross Transactions. There may be some circumstances in which the ADVISER deems it is in the best interest of the CLIENT to effect cross transactions with its clients or with the affiliated broker dealer. This provides an inherent conflict of interest, however in all such instances best execution for the CLIENT shall remain the goal of the ADVISER.

        When an agency cross transaction occurs, the CLIENT will receive a written confirmation outlining the nature/date of the transaction, and offer to provide the time of the transaction and source/amount of any remuneration the ADVISER received.

        The ADVISER will send an annual disclosure to the CLIENT stating the number of agency cross transactions, and total amount of commissions received by the ADVISER during that period.

        The ADVISER will effect no agency cross transactions in which a trade is recommended to both the buyer and seller.

        This Agreement gives consent to the ADVISER to transact agency cross transactions when ADVISER deems it is in the best interest of the CLIENT to do so. The consent may be revoked by the CLIENT at any time by written notice.

        Because of the inherent potential for conflict of interest, the ADVISER will not effect principal cross transactions in any Accounts.

XIV. Beneficial Ownership of Client ASSETS. The CLIENT represents that s/he is the beneficial owner of any securities or other ASSETS placed, from time to time, with the ACCOUNT to be managed by the ADVISER. The CLIENT further represents that there are no restrictions on the transfer, sale and/or public distribution of said ASSETS, and that neither CLIENT nor any associate is an officer, director, or controlling person of any corporation whose securities are included in the managed portfolio; however, that if any such restrictions exist, CLIENT shall inform ADVISER of the extent of the restrictions in writing in a letter accompanying the agreement of the transfer of ASSETS.

XV. Agreement. This Agreement constitutes the entire agreement between the parties for the management of the CLIENT'S portfolio. It may be amended at any time by action of the CLIENT

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and/or  ADVISER.  Any  modification  shall be made in writing and signed by both parties. The Agreement shall become effective on the date at the bottom of the contract, and shall constitute the full and complete agreement between the parties relative to the transactions herein contemplated.

        CLIENT acknowledges receipt of Part II of ADVISER'S Form ADV, entitled "the Brochure", 48 hours prior to entering into this Advisory Agreement.

XVI. Termination. This Agreement is not assignable without written permission of the CLIENT. It may be terminated in writing by either party, without penalty, at any time and is effective on receipt of such notice by the other party.

XVII. Approval. The ADVISER warrants that this Agreement has been approved by the Board of Directors of Mills Value Adviser, Inc.

XVIII. Governing Law. The Agreement shall be governed by the laws of the Commonwealth of Virginia and the United States of America.

        Witness the following signatures this 28th day of March, 1994.


                                    ADVISER

                                    MILLS VALUE ADVISER, INC.


                                    BY  /s/ Charles A. Mills, III
                                       ---------------------------
                                        Charles A. Mills, III
                                        President and
                                        Chairman of the Board
/s/ Blair J. Frantzen
---------------------------
Blair J. Frantzen, Secretary



                                    CLIENT
                                           -----------------------


                                    CLIENT  /s/ Allen Wykle
                                           -----------------------

Signature /s/ [illegible]

Witness

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